INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2024 RESULTS

— — —

GAAP DILUTED EPS OF $1.81, ADJUSTED1 EPS OF $1.75
GAAP NET REVENUES OF $1,365 MILLION, ADJUSTED NET REVENUES OF $1,327 MILLION

GREENWICH, CT, October 15, 2024 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended September 30, 2024.

Reported diluted earnings per share were $1.81 for the current quarter and $1.75 as adjusted. For the year-ago quarter, reported diluted earnings per share were $1.56 and $1.55 as adjusted.

Reported net revenues were $1,365 million for the current quarter and $1,327 million as adjusted. For the year-ago quarter, reported net revenues were $1,145 million and $1,139 million as adjusted.

Reported income before income taxes was $987 million for the current quarter and $949 million as adjusted. For the year-ago quarter, reported income before income taxes was $840 million and $834 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•	Commission revenue increased 31% to $435 million on higher customer trading volumes. Customer trading volume in options, stocks and futures increased 35%, 22% and 13%, respectively.

•	Net interest income increased 9% to $802 million on higher customer margin loans and customer credit balances.

•
Other fees and services increased $20 million, or 38%, to $72 million, driven by increases of $13 million in risk exposure fees, $5 million in payments for order flow from exchange-mandated programs, and $2 million in FDIC sweep program fees.

•	Execution, clearing and distribution fees expenses increased 18% to $116 million, driven by a higher SEC fee rate and higher customer trading volumes.

•
General and administrative expenses increased $30 million, or 67%, to $75 million, driven primarily by a one-time charge of $12 million related to the consolidation of our European subsidiaries and a $9 million increase related to legal and regulatory matters.

•	Pretax profit margin for the current quarter was 72% both as reported and as adjusted. For the year-ago quarter, pretax margin was 73% both as reported and as adjusted.

•	Total equity of $16.1 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.25 per share. This dividend is payable on December 13, 2024, to shareholders of record as of November 29, 2024.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 28% to 3.12 million.
•	Customer equity increased 46% to $541.5 billion.
•	Total DARTs[2] increased 42% to 2.70 million.
•	Customer credits increased 19% to $116.7 billion.
•	Customer margin loans increased 28% to $55.8 billion.

Other Items

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $178 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.14%. The effects of the currency diversification strategy are reported as components of (1) Other Income (gain of $25 million) and (2) Other Comprehensive Income (gain of $153 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, October 15, 2024, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BI3215f73851b048a8b64604af65ed4ff9 to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities, and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron’s, Investopedia, Stockbrokers.com, and many others.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
	(in millions, except share and per share data)

Revenues:
Commissions	$435	$333	$1,220	$1,012
Other fees and services	72	52	199	142
Other income (loss)	56	27	38	(17)
Total non-interest income	563	412	1,457	1,137

Interest income	1,888	1,643	5,476	4,535
Interest expense	(1,086)	(910)	(3,135)	(2,471)
Total net interest income	802	733	2,341	2,064
Total net revenues	1,365	1,145	3,798	3,201

Non-interest expenses:
Execution, clearing and distribution fees	116	98	332	286
Employee compensation and benefits	145	127	436	391
Occupancy, depreciation and amortization	26	25	77	74
Communications	9	10	29	29
General and administrative	75	45	177	166
Customer bad debt	7	-	14	2
Total non-interest expenses	378	305	1,065	948

Income before income taxes	987	840	2,733	2,253
Income tax expense	80	68	222	180
Net income	907	772	2,511	2,073
Net income attributable to noncontrolling interests	708	605	1,958	1,633
Net income available for common stockholders	$199	$167	$553	$440

Earnings per share:
Basic	$1.83	$1.57	$5.12	$4.22
Diluted	$1.81	$1.56	$5.08	$4.19

Weighted average common shares outstanding:
Basic	108,757,991	106,233,557	107,852,597	104,271,921
Diluted	109,536,360	107,011,427	108,774,195	105,184,572

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$199	$167	$553	$440
Other comprehensive income:
Cumulative translation adjustment, before income taxes	39	(19)	11	(7)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	39	(19)	11	(7)
Comprehensive income available for common stockholders	$238	$148	$564	$433

Comprehensive earnings per share:
Basic	$2.19	$1.39	$5.23	$4.15
Diluted	$2.18	$1.38	$5.18	$4.12

Weighted average common shares outstanding:
Basic	108,757,991	106,233,557	107,852,597	104,271,921
Diluted	109,536,360	107,011,427	108,774,195	105,184,572

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$708	$605	$1,958	$1,633
Other comprehensive income - cumulative translation adjustment	114	(57)	30	(19)
Comprehensive income attributable to noncontrolling interests	$822	$548	$1,988	$1,614

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			September 30, 2024	December 31, 2023
			(in millions)

Assets
Cash and cash equivalents			$3,595	$3,753
Cash - segregated for regulatory purposes			35,216	28,840
Securities - segregated for regulatory purposes			31,103	35,386
Securities borrowed			7,513	5,835
Securities purchased under agreements to resell			8,176	5,504
Financial instruments owned, at fair value			2,949	1,488
Receivables from customers, net of allowance for credit losses			56,006	44,472
Receivables from brokers, dealers and clearing organizations			2,210	1,643
Other assets			1,758	1,502
Total assets			$148,526	$128,423

Liabilities and equity

Liabilities
Short-term borrowings			$33	$17
Securities loaned			16,818	11,347
Financial instruments sold but not yet purchased, at fair value			381	193
Other payables:
Customers			112,579	101,012
Brokers, dealers and clearing organizations			1,202	590
Other payables			1,435	1,197
			115,216	102,799
Total liabilities			132,448	114,356

Equity
Stockholders' equity			4,160	3,584
Noncontrolling interests			11,918	10,483
Total equity			16,078	14,067
Total liabilities and equity			$148,526	$128,423

	September 30, 2024		December 31, 2023
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	108,879,779	25.8%	107,049,483	25.4%
Noncontrolling interests (IBG Holdings LLC)	313,643,354	74.2%	313,976,354	74.6%

Total IBG LLC membership interests	422,523,133	100.0%	421,025,837	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2021	646,440		27,334		673,774
2022	532,064	(18%)	26,966	(1%)	559,030	(17%)
2023	483,015	(9%)	29,712	10%	512,727	(8%)

3Q2023	119,188		8,187		127,375
3Q2024	171,620	44%	17,722	116%	189,342	49%

2Q2024	150,292		13,215		163,507
3Q2024	171,620	14%	17,722	34%	189,342	16%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	887,849		154,866		771,273,709
2022	908,415	2%	207,138	34%	330,035,586	(57%)
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)

3Q2023	256,481		50,309		59,453,190
3Q2024	344,540	34%	56,825	13%	72,117,769	21%

2Q2024	321,141		55,171		73,734,105
3Q2024	344,540	7%	56,825	3%	72,117,769	(2%)

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	852,169		152,787		766,211,726
2022	873,914	3%	203,933	33%	325,368,714	(58%)
2023	981,172	12%	206,073	1%	248,588,960	(24%)

3Q2023	245,169		49,459		58,202,858
3Q2024	330,173	35%	56,078	13%	70,751,412	22%

2Q2024	308,298		54,106		72,480,534
3Q2024	330,173	7%	56,078	4%	70,751,412	(2%)

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	35,680		2,079		5,061,983
2022	34,501	(3%)	3,205	54%	4,666,872	(8%)
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)

3Q2023	11,312		850		1,250,332
3Q2024	14,367	27%	747	(12%)	1,366,357	9%

2Q2024	12,843		1,065		1,253,571
3Q2024	14,367	12%	747	(30%)	1,366,357	9%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CUSTOMER STATISTICS

Year over Year	3Q2024	3Q2023	% Change
Total Accounts (in thousands)	3,120	2,431	28%
Customer Equity (in billions)[1]	$541.5	$369.8	46%

Total Customer DARTs (in thousands)	2,703	1,907	42%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.83	$3.11	(9%)
Cleared Avg. DARTs per Account (Annualized)	198	180	10%

Consecutive Quarters	3Q2024	2Q2024	% Change
Total Accounts (in thousands)	3,120	2,924	7%
Customer Equity (in billions)[1]	$541.5	$497.2	9%

Total Customer DARTs (in thousands)	2,703	2,386	13%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.83	$3.01	(6%)
Cleared Avg. DARTs per Account (Annualized)	198	187	6%

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
	(in millions)
Average interest-earning assets
Segregated cash and securities	$61,813	$58,131	$61,000	$59,616
Customer margin loans	54,647	42,853	51,240	40,715
Securities borrowed	6,241	5,557	5,836	5,358
Other interest-earning assets	11,678	10,054	10,949	9,974
FDIC sweeps[1]	4,330	3,311	4,071	2,819
	$138,709	$119,906	$133,097	$118,482

Average interest-bearing liabilities
Customer credit balances	$106,865	$95,506	$103,028	$95,908
Securities loaned	14,258	9,848	13,227	9,383
Other interest-bearing liabilities	1	1	1	1
	$121,124	$105,355	$116,255	$105,291

Net interest income
Segregated cash and securities, net	$763	$728	$2,267	$2,031
Customer margin loans[2]	787	623	2,220	1,647
Securities borrowed and loaned, net	16	66	67	233
Customer credit balances, net[2]	(936)	(832)	(2,711)	(2,259)
Other net interest income1/3	196	159	550	429
Net interest income[3]	$826	$744	$2,393	$2,081

Net interest margin ("NIM")	2.37%	2.46%	2.40%	2.35%

Annualized yields
Segregated cash and securities	4.91%	4.97%	4.96%	4.55%
Customer margin loans	5.73%	5.77%	5.79%	5.41%
Customer credit balances	3.48%	3.46%	3.51%	3.15%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and nine months ended September 30, 2024 and 2023, $7 million, $20 million, $6 million, and $14 million were reported in other fees and services, respectively. For the three and nine months ended September 30, 2024 and 2023, $17 million, $32 million, $5 million, and $3 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,365	$1,145	$3,798	$3,201

Non-GAAP adjustments
Currency diversification strategy, net	(25)	17	(3)	71
Mark-to-market on investments[2]	(13)	(23)	38	(54)
Total non-GAAP adjustments	(38)	(6)	35	17
Adjusted net revenues	$1,327	$1,139	$3,833	$3,218

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$987	$840	$2,733	$2,253

Non-GAAP adjustments
Currency diversification strategy, net	(25)	17	(3)	71
Mark-to-market on investments[2]	(13)	(23)	38	(54)
Total non-GAAP adjustments	(38)	(6)	35	17
Adjusted income before income taxes	$949	$834	$2,768	$2,270

Adjusted pre-tax profit margin	72%	73%	72%	71%

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$199	$167	$553	$440

Non-GAAP adjustments
Currency diversification strategy, net	(6)	4	(1)	18
Mark-to-market on investments[2]	(3)	(6)	10	(14)
Income tax effect of above adjustments[3]	2	1	(2)	(0)
Total non-GAAP adjustments	(8)	(1)	7	4
Adjusted net income available for common stockholders	$191	$166	$560	$444

Note: Amounts may not add due to rounding.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.81	$1.56	$5.08	$4.19

Non-GAAP adjustments
Currency diversification strategy, net	(0.06)	0.04	(0.01)	0.17
Mark-to-market on investments[2]	(0.03)	(0.05)	0.09	(0.13)
Income tax effect of above adjustments[3]	0.02	0.01	(0.02)	(0.00)
Total non-GAAP adjustments	(0.07)	(0.01)	0.06	0.04
Adjusted diluted EPS	$1.75	$1.55	$5.14	$4.22

Diluted weighted average common shares outstanding	109,536,360	107,011,427	108,774,195	105,184,572

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments, including equity securities taken over by the Company as a customer accommodation due to a technical issue at the New York Stock Exchange that occurred on the morning of June 3, 2024.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.